Exhibit 20.2
Page 1 of 3

Navistar Financial 1994-A Owner Trust
For the Month of July 1995
Distribution Date of August 15, 1995

Original Pool Amount                 $280,021,471.35

Beginning Pool Balance               $160,120,763.05
Beginning Pool Factor                      0.5718160

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $7,096,879.81
  Interest Collected                   $1,194,884.50

Additional Deposits:
  Repurchase Amounts                           $0.00
  Liquidation Proceeds/Recoveries        $146,959.92
Total Additional Deposits                $146,959.92

Repos/Chargeoffs                          $25,779.12
Aggregate Number of Notes Charged Off 20

Total Available Funds                  $8,120.590.53

Ending Pool Balance                  $153,316,237.82
Ending Pool Factor                         0.5475160

Servicing Fee                            $133,433.97

Repayment of Servicer Advances           $318,133.70

Reserve Account:
  Beginning Balance                   $10,454,356.08
  Target Percentage                             6.50%
  Target Balance                       $9,965,555.46
  Minimum Balance                      $5,600,429.43
  (Release)/Deposit                     $(488,800.62)
  Ending Balance                       $9,965,555.46

                               Dollars     Notes
Delinquencies:
  Installments:
     1-30 days              1,024,468.26    879
    31-60 days                150,638.56    162
    60+ days                   23,596.92     26

    Total                   1,198,703.74    890

  Balances:
    60+ days                  282,668.21     26

Memo Item - Reserve Account

  Prior Month             $10,407,849.60
  + Invest. Income             46,506.48
  - Withdrawal                      0.00
    Beginning Balance     $10,454,356.08

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994-A Owner Trust
For the Month of July 1995

                                                         NOTES
                                              CLASS A-1
                              TOTAL         (MONEY MARKET)     CLASS A-2     CERTIFICATES
Original
 Pool Amount Dist.:      $280,021,471.35    $89,606,000.00$180,614,000.00$9,801,471.35
 Distribution Percentages                           100.00%         95.50%       4.50%
 Turbo Percentages                                  100.00%          0.00%       0.00%
 Coupon                                             4.531%         5.930%      6.260%

Beginning Pool Balance   $160,120,763.05
Ending Pool Balance      $153,316,237.82
Collected Principal        $6,778,746.11
Collected Interest         $1,194,884.50
Charge-Offs                   $25,779.12
Servicing                    $146,959.92
Liquidation Proceeds/Recoveries$133,433.97
Cash Transfer from Reserve Account $0.00
  Total Collections Available
    for Debt Service       $7,987,156.56

Beginning Balance        $154,305,487.32             $0.00$146,128,965.25$8,176,522.07

Interest Due                 $764,774.83             $0.00    $722,120.64  $42,654.19
Interest Paid                $764,774.83             $0.00    $722,120.64  $42,654.19
Principal Due              $6,804,525.23             $0.00  $6,498,321.59 $306,203.64
Principal Paid             $6,804,525.23             $0.00  $6,498,321.59 $306,203.64
Turbo Principal                    $0.00             $0.00          $0.00       $0.00

Ending Balance           $147,500,962.09             $0.00$139,630,643.66$7,870,318.43
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)              0.00   0.7730887066 0.8029731611

Total Distributions        $7,569,300.06             $0.00  $7,220,442.23 $348,857.83

Interest Shortfall                 $0.00             $0.00          $0.00       $0.00
Principal Shortfall                $0.00             $0.00          $0.00       $0.00
 Total Shortfall (required from Reserve)             $0.00          $0.00       $0.00     $0.00

Excess Servicing             $417,856.50

Beginning Reserve Account Balance$10,454,356.08
(Release)/Draw              $(488,800.62)
Ending Reserve Account Balance$9,965,555.46

Memo Item - Advances:
 Servicer Advances - Current Month$(318,133.70)
 Total Outstanding Servicer Advances$2,611,629.77

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994-A Owner Trust
For the Month of July 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                               5              4              3              2             1
                           Mar 1995       Apr 1995       May 1995       June 1995    July 1995
Beg. Pool Balance      $191,225,748.38 $183,607,976.18$175,626,121.20$168,810,661.60$160,120,763.05


A) Loss Trigger:
Principal of Contracts
  Charged off               $54,301.50    $256,743.69     $131,502.23     $82,845.14     $25,779.12
Recoveries                 $409,655.39     $62,308.63     $264,905.32    $163,176.89    $146,959.92

Total Charged off
  (Months 5,4,3)           $442,547.42
Total Recoveries
  (Months 3,2,1)            575,042.13
Net Loss/(Recoveries)
  for 3 Mos.              $(132,494.71)(a)

Total Balance
  (Months 5,4,3)       $550,459,845.76(b)

Loss Ratio [(a/b)(12)]     (0.2888)%

Trigger:
  Is Ratio> 1.5%                 No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                              $375,105.45    $263,018.86    $282,668.21
  As % of Beginning
    Pool Balance                                            0.21358%       0.15581%       0.17653%
  Three Month Average                                       0.32158%       0.17874%       0.18197%

Trigger:
  Is Average> 2.0%               No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer